FOR IMMEDIATE RELEASE

                      PROCTER & GAMBLE ANNOUNCES NEXT STEP
                      ------------------------------------
              IN OVERALL PLAN TO RESTORE COMPETITIVENESS AND GROWTH
              -----------------------------------------------------


     CINCINNATI, March 22, 2001 - The Procter & Gamble Company (NYSE: PG) today announced the next step in its plan to improve the company's competitiveness and revitalize long-term growth. This new program is an expansion and acceleration of P&G's existing Organization 2005 restructuring program, and is necessary to deliver the company's long-term financial goals.

     P&G said it will streamline its cost structure by further reducing overhead costs and by extending plans to reduce manufacturing costs. The company expects savings from this aspect of the program to be approximately $600-700 million after-tax annually by fiscal year 2003/04. These savings are incremental to the original Organization 2005 program.

     The company will accomplish this by reducing its staffing by about 9,600 jobs worldwide, or nine percent of P&G's workforce. About 40 percent will be in the U.S. and about 60 percent outside the U.S. Two-thirds of the reductions will come from non-manufacturing roles across all levels in the company; one-third will come from manufacturing projects. Manufacturing reductions will include both plant closures and further consolidation of production modules.

     The company will also complete the remaining 7,800 separations that were part of the company's Organization 2005 restructuring announced in 1999. Separations from the new program combined with remaining separations from the Organization 2005 program total 17,400.

     "This program is right for the long-term health of our business and is the next step in our plan to restore long-term growth. It's one element of a three-part growth plan to focus on big brands and big opportunities, consistently deliver superior consumer value, and create a more cost-competitive, productive organization," said A.G. Lafley, president and chief executive of P&G. "P&G people are the foundation of our success, and that makes this announcement very difficult. Wherever feasible, we will manage these reductions through normal attrition, reduced hiring and voluntary means that are consistent with our principles and values, and which keep our organization strong and competitive."

     The reduction in staff will begin immediately in the U.S. with a voluntary separation program open to all eligible U.S.-based, non-plant employees. Outside the U.S., work is still underway to define the impact and implementation plan on a country-by-country basis. The company anticipates some reductions will have to be made through involuntary separations, but it intends to minimize that number.

     Although plans are not finalized, the company expects total costs of the program to be approximately $1.4 billion after-tax, with the bulk of those costs to be incurred in fiscal year 2001/02. The company expects incremental savings from this program to build to approximately $600-700 million after-tax annually by fiscal year 2003/04.

     The company also is continuing to review its businesses and new investments with the goal of more tightly focusing on its core businesses. While no decisions have been reached, the company believes it could incur additional restructuring costs as a result of this strategic review. Based on the nature of the choices being explored, it is possible that additional costs, primarily non-cash, could be as much as $400 to $800 million after tax. The company is still finalizing plans and implementation timing, but expects a decision before the end of the fiscal year.

     "The cost benefits of strengthened competitiveness and improved productivity are significant, but this is not just a cost-cutting program. No one ever cost-saves their way to sustainable growth," said Lafley. "We will invest these savings in getting our consumer value and pricing right, continuing to invest in innovation on core businesses and the most promising new businesses, and continuing to provide strong marketing and sales support for our brands. All of these actions are necessary to deliver P&G's long-term financial goals."

     "We are announcing this new program before plans are fully finalized because we now know enough to get started with the voluntary separation program in the U.S.," Lafley said. "We are comfortable with previously stated guidance for the March quarter and the current fiscal year. For fiscal year 2001/02, we have just begun our financial planning process so we cannot provide specific guidance. Nonetheless, I expect sequential EPS improvement over the current year is certainly doable. Transition impacts from the expanded restructuring could make double-digit growth more challenging."

     This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include the achievement of the business unit volume and income growth projections, the successful completion of planned transactions, finalization of restructuring plans within expected estimates, effective implementation of restructuring plans while minimizing organizational disruption, as well as factors listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's most recently filed Forms 10-K and 8-Ks.

     Procter & Gamble markets approximately 300 brands to nearly five billion consumers in over 140 countries. These brands include Tide(R), Ariel(R), Crest(R), Pantene Pro-V(R), Always(R), Whisper(R), Pringles(R), Pampers(R), Olay(R), Iams(R), and Vicks(R). Based in Cincinnati, Ohio, USA, P&G has on-the-ground operations in over 70 countries and employs more than 110,000 people worldwide. For more information on P&G and its products, please visit our worldwide website at http://www.pg.com.

                                      # # #

P&G Contact:
------------
Tom Millikin (513) 983-8248
Linda Ulrey  (513) 983-8975

Investor Webcast/Conference Call
--------------------------------
     An investor conference call to discuss this announcement is scheduled for Thursday, March 22, 2001 at 8:45 a.m. (ET). The call will last approximately 45 minutes and can be accessed via live webcast at www.pg.com/investors or by dialing:

1-800-210-9006 for U.S. callers, confirmation code 686059
1-719-457-2621 for international callers, confirmation code 686059

     Media may listen to the conference call via webcast or by dialing in. Anyone wanting to listen to the call should call in or log on about 10 minutes prior to the start of the call to ensure participation in the entire call.

     The webcast will be available for replay at www.pg.com/investors. A telephone replay will be available through Monday, March 26, by dialing 1-800-289-0579 (U.S. callers) or 1-719-457-2550 (International callers), confirmation code 686059.


                  P&G REVITALIZATION AND GROWTH PLAN FACT SHEET

                                  SEPARATIONS
                                  -----------

 . New Program: ~9,600 separations
  --------------------------------
 . Organization 2005: ~7,800 remain (~15,000 separations total; ~7,200 completed)
 . Total remaining separations: ~17,400 (March '01 - FY '03/'04)

                              --------------------------------------------------
                               NEW PROGRAM               Organization 2005
                               -----------
                              (March 2001)                   (June `99)
                                               ---------------------------------
                                                    Remaining          Completed
-------------------------      -----------          ------------      ----------
Total Separations                ~9,600*             ~7,800              ~7,200
-------------------------      -----------          ------------      ----------
Outside U.S.                     ~5,600              ~6,200              ~6,000
-------------------------      -----------          ------------      ----------
U.S. (outside Cincinnati)        ~2,100                ~800                ~950
-------------------------      -----------          ------------      ----------
Cincinnati                       ~1,900                ~800                ~250
-------------------------      -----------          ------------      ----------

*~6,000 reductions from non-manufacturing, ~3,600 reductions from manufacturing


                                       COSTS AND SAVINGS
                                       -----------------
                           ------------------------     -----------------------      ---------------------
                               New Program                 Organization 2005             Combined Total
------------               ------------------------     -----------------------      ---------------------
Costs                          ~$1.8 - 2.2 billion*            ~$2.1 billion**        ~$3.9 - 4.3 billion
------------               ------------------------     -----------------------      ---------------------
Savings                        ~$600 - 700 million             ~$1.2 billion**        ~$1.8 - 1.9 billion
                               annually by FY 2004         annually by FY 2004        annually by FY 2004
------------               ---------------- -------     -----------------------      ---------------------

*~$900 million for non-mfg. and ~$500 million for mfg.; also includes potential added restructuring costs of ~$400-800 million
**Includes previous ~7,200 separations


                             TOTAL COMPANY EMPLOYEES
                             -----------------------
                                (as of June 2000)

                     -------------------------          --------
                     Total                              ~110,000
                     -----
                     -------------------------          --------
                     Outside U.S.                        ~64,000
                     -------------------------          --------
                     U.S. (outside Cincinnati)           ~30,200
                     -------------------------          --------
                     Cincinnati                          ~15,800
                     -------------------------          --------




                          O-2005 RESTRUCTURING PROGRAM
                   ESTIMATED SAVINGS AND RESTRUCTURING CHARGES
                              ($ Billion After-Tax)

                            ESTIMATED O-2005 SAVINGS

                                        6/99               3/01
                                   Phase One          Phase Two         Total
                                   ---------          ---------
BY FUNCTION
-----------
Selling, Research, Admin.            $ .4                $ .6           $1.0
Product Supply                         .5                  .1             .6
Corporate Restructure (Tax)            .3                  --             .3
Other Potential                        --                 TBD            TBD
                                     ----                ----           ----
                                     $1.2                $ .7           $1.9

                      ESTIMATED O-2005 RESTRUCTURING CHARGE
                      -------------------------------------
                                        6/99               3/01
                                   Phase One          Phase Two         Total
                                   ---------          ---------         -----
BY FUNCTION
-----------
Selling, Research, Admin.            $ .8               $     .9        $    1.7
Product Supply                        1.1                     .5             1.6
Corporate Restructure (Tax)            .2                     --              .2
Other Potential                        --                  .4-.8           .4-.8
                                     ----               --------        --------
                                     $2.1               $1.8-2.2        $3.9-4.3

BY ELEMENT
----------
Employee Separations                   .6                    1.0             1.6
Other (Relocation, Training,           .6                                     .7
       & Systems Costs)
Asset Impact/Other - Primarily         .9                 .8-1.2         1.6-2.0
             Non Cash
                                     ----               --------        --------
                                     $2.1               $1.8-2.2         3.9-4.3

  Memo: Estimated Cash Impact        $1.2                   $1.2             2.4


                                      Actual                       Estimated
                                --------------------    -------------------------------
                                FY '99       '00           '01       '02      '03/'04          Total
                                ------       ---           ---       ---      -------          -----
OVER TIME
---------
Phase 1                         $  .4        $  .7        $ .5      $ .3      $ .1                $2.1
Phase 2                                                                                            1.4
                                -----        -----         TBD       TBD       TBD                ----
                                $  .4        $  .7                                                 3.5
Other To Be Determined                                                                          $.4-.8
                                                                                              --------
                                                                                              $3.9-4.3